Exhibit 99.2
Lumliq2, LLC

Financial Statements
Year Ended December 31, 2025

Lumliq2, LLC

Financial Statements
Year Ended December 31, 2025

Lumliq2, LLC

Contents

Independent Auditor’s Report	3-4

Financial Statements

Balance Sheet as of December 31, 2025	6

Statement of Operations for the Year Ended December 31, 2025	7

Statement of Changes in Member’s Equity for the Year Ended December 31, 2025	8

Statement of Cash Flows for the Year Ended December 31, 2025	9

Notes to the Financial Statements	10-19

Independent Auditor’s Report

The Member
Lumliq2, LLC
Lawrenceburg, Tennessee

Opinion

We have audited the financial statements of Lumliq2, LLC (the Company), which comprise the balance sheet as of December 31, 2025, the related statements of operations, changes in member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 2 to the financial statements, the parent company, F9 Brands, Inc., has agreed to support the operating, investing, and financing activities of the Company through at least one year and a day beyond the report date. Our opinion is not modified with respect to these matters.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment of a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Memphis, Tennessee
June 15, 2026, except for the use of the incremental borrowing rate in accounting for leases described in Note 9 as to which the date is July 31, 2026

Financial Statements

Lumliq2, LLC

Balance Sheet

December 31, 2025
Assets
Current Assets
Cash	$185,364
Accounts receivable, net of allowance for credit losses (including related party receivable of $32,933)	1,121,475
Inventories, net	65,283,435
Prepaid expenses and other assets	3,944,985
Total Current Assets	70,535,259
Property and Equipment, Net	1,587,349
Right-of-Use Assets - Operating Leases	50,130,159
Right-of-Use Assets - Finance Leases	378,325
Security Deposits	195,759
Total Assets	$122,826,851
Liabilities and Member’s Equity
Current Liabilities
Accounts payable (including related party payable of $914,290)	$28,062,812
Accrued expenses	6,459,614
Contract liabilities and customer deposits	13,467,838
Current portion of operating lease liabilities	15,464,346
Current portion of finance lease obligations	138,702
Total Current Liabilities	63,593,312
Long-Term Liabilities
Operating lease liabilities, net of current portion	34,987,374
Finance lease obligations, net of current portion	56,856
Total Liabilities	98,637,542
Commitments and Contingencies (Note 10)
Member’s Equity	24,189,309
Total Liabilities and Member’s Equity	$122,826,851

The accompanying notes are an integral part of the financial statements.

Lumliq2, LLC

Statement of Operations

Year ended December 31, 2025
Net Sales	$251,311,863
Cost of Sales	123,279,966
Gross Profit	128,031,897
Operating Expenses
Selling, general and administrative expenses	142,051,829
Total Operating Expenses	142,051,829
Operating Loss	(14,019,932)
Other Expenses
Other expense, net	(2,014,154)
Interest expense	(218,989)
Total Other Expense, Net	(2,233,143)
Net Loss	$(16,253,075)

The accompanying notes are an integral part of the financial statements.

Lumliq2, LLC

Statement of Changes in Member’s Equity

	Member’s Contributed Capital	Accumulated Deficit	Total Member’s Equity
Balance, December 31, 2024	$37,611,030	$(4,408,329)	$33,202,701
Distributions to Member	(11,283,131)	-	(11,283,131)
Contributions from Member	18,522,814	-	18,522,814
Net loss	-	(16,253,075)	(16,253,075)
Balance, December 31, 2025	$44,850,713	$(20,661,404)	$24,189,309

The accompanying notes are an integral part of the financial statements.

Lumliq2, LLC

Statement of Cash Flows

Year ended December 31, 2025
Cash Flows from Operating Activities
Net loss	$(16,253,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	390,735
Non-cash lease expense	15,110,962
Interest on financing leases	13,924
Gain on fixed asset disposal	(90,599)
Change in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(960,603)
Prepaid expenses and other assets	(1,113,397)
Inventories, net	(3,379,048)
Security deposits	(12,335)
Operating lease liabilities	(14,919,468)
Accounts payable	12,773,900
Accrued expenses	3,110,299
Contract liabilities and customer deposits	(3,064,088)
Net Cash Used in Operating Activities	(8,392,793)
Cash Flows from Investing Activities
Purchases of property and equipment	(129,152)
Proceeds from sale of property and equipment	170,992
Net Cash Provided by Investing Activities	41,840
Cash Flows from Financing Activities
Repayment of principal portion of finance lease liability	(272,357)
Contribution from Member	18,522,814
Distribution to Member	(11,283,131)
Net Cash Provided by Financing Activities	6,967,326
Net Decrease in Cash Equivalents	(1,383,627)
Cash, beginning of year	1,568,991
Cash, end of year	$185,364
Supplemental Disclosure of Cash Flows Information
Cash paid during the year for:
Interest	$218,989
Non-cash transactions:
Additions and modifications to right-of-use assets – operating leases	23,972,833
Additions and modifications to right-of-use assets – finance leases	453,991

The accompanying notes are an integral part of the financial statements.

Lumliq2, LLC

Notes to the Financial Statements

1. Nature of Business

Lumliq2, LLC (the Company) is a retailer specializing in the sale and distribution of residential flooring products and related installation accessories. Established as a limited liability company, the Company operates 200 retail locations across 43 states within the contiguous United States.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States of America generally accepted accounting principles (GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature. All material related-party balances and transactions are included and disclosed in these statements.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and settlement of obligations in the normal course of business. The condition regarding the Company financing from related parties, as disclosed in Note 8, and history of negative cash flow from operating activities, creates uncertainty as the Company’s ability to meet its obligations as they come due at least one year and a day post issuance of these financial statements.

Management has evaluated its plans whereby the Parent has committed to providing financial support to the Company to support the operating, investing, and financing activities of the Company through at least one year and a day beyond the report date.

The Company’s ability to continue as a going concern is dependent on the continued financial support of its Parent and the ability to execute its plan.

Accounts Receivable, Net of Allowance for Credit Losses

Trade accounts receivables are reported on the balance sheet at the amount due, adjusted for any allowance for credit losses. The Company provides an allowance for credit losses to reduce trade accounts receivables to their estimated net realizable value equal to the amount expected to be collected. The allowance for credit losses is estimated based on historical collection experience, current regional economic and market conditions, aging of trade accounts receivable, current creditworthiness of customers, and forward-looking information. Allowance for credit loss on accounts receivables as of December 31, 2025 and 2024 are immaterial. The balance of accounts receivables as of December 31, 2024 was $160,872.

Inventory, Net

Inventory is valued at the lower of cost or realizable value, cost being determined using the average cost method. The Company records a reserve for valuation adjustments if the cost of inventory on hand exceeds the amount it expects to realize from the ultimate sale or disposal of the inventory.

Lumliq2, LLC

Notes to the Financial Statements
The inventory in transit is inventory that the Company has taken possession of at the shipping point. This inventory is in the Company’s possession, on a ship and not yet received in the warehouse. The inventory in-transit amount at December 31, 2025 was $763,750. This amount is included in the Inventories, net balance.

Property and Equipment, Net

Property and equipment are stated at cost. The Company depreciates or amortizes its property and equipment utilizing the straight-line method over the following estimated useful lives:

Estimated Useful Lives (Years)
Leasehold improvements	Lesser of 15 or term of the related lease
Furniture, fixtures, and equipment	5-7
Computer hardware and software	5
Vehicles	3-5

Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations for the period.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate the carrying value of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. There was no impairment loss related to long-lived assets during the year ended December 31, 2025.

Sales Taxes

The various states in which the Company operates impose sales tax on certain sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the appropriate state. The Company accounts for taxes collected from customers on a net basis (excluded from revenue).

Revenue Recognition

The Company accounts for revenue per the requirements of Accounting Standard Update (ASU) 2014‑19, Revenue from Contracts with Customers, as amended (Topic 606).

The Company recognizes revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the transfer of goods to customers. Revenue is related to the sale of flooring, accessories, and service related to installation. The Company recognizes revenue when the performance obligation is satisfied. Generally, the performance obligation is satisfied at a point in time when control of the goods is transferred to the customer and the Company has no further obligation to provide services related to the goods.

Lumliq2, LLC

Notes to the Financial Statements
Installation service revenue is recognized when the service has been provided.

The Company requires a 100% deposit/down payment to be made at the time an order is placed for most customers. The amount is recorded within contract liabilities and customer deposits and will remain on the balance sheet until the cabinets are delivered to the customer, at which time the deposit will be recognized into revenue.

Revenues are recorded net of cash discounts as required by ASC 606.

The Company has made the practical expedient election, which allows for accounting for shipping and handling activities associated with the cabinets and counter tops as a fulfillment cost within cost of sales. The Company has also elected for all taxes assessed by government authorities that are imposed on or concurrent with revenue-producing transactions, such as sales, to be excluded from revenue.

December 31, 2025
Net product sales	$232,630,534
Net service sales	18,681,329
Total Net Sales	$251,311,863

There were no contract assets as of December 31, 2025 and 2024.

Leases

The Company accounts for its leases under the guidance of ASU 2016-02, Leases (codified as Accounting Standards Codification (ASC) 842).

The Company leases vehicles, warehouses, retail stores, and equipment for use in its operations. The Company determines if an arrangement is or contains a lease at inception of the contract. The Company has lease agreements with lease and non-lease components and has elected to not separate lease and non-lease components for all classes of underlying assets.

For leases with a term of 12 months or less, the Company has elected the practical expedient which allows a lessee to elect, by class of underlying asset, not to recognize a right-of-use (ROU) asset or lease liability. Under the new standard, a lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified assets for a period of time in exchange for consideration. For leases with a term of more than 12 months, lessees will need to recognize leases on the balance sheet as an ROU asset and a related lease liability and classify the leases as either operating or finance. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustments, such as initial direct costs.

Advertising

Advertising costs are expensed as incurred in operating expenses. Advertising expense for the year ended December 31, 2025 was $23,864,904.

Lumliq2, LLC

Notes to the Financial Statements
Income Taxes

The Company was formed on October 1, 2024 as a single member limited liability company. The Company is not a taxable entity for United States federal income tax purposes or for the majority of states that impose an income tax. Taxes on the Company’s net income generally are borne by the member through the allocation of taxable income. The Company’s income tax expense results from franchise and excise tax laws enacted by certain states that apply to entities organized as partnerships.

The Company has no unrecognized tax benefits at December 31, 2025. The Company’s initial return for the period October 1, 2024 through December 31, 2024, was filed under parent S Corporation F9 Brands, Inc.

The Company recognizes deferred income tax assets and liabilities for temporary differences between the relevant basis of its assets and liabilities for financial reporting and tax purposes. The Company records the impact of changes in tax legislation on deferred income tax liabilities and assets in the period the legislation is enacted.

The Company recognizes interest and penalties associated with any tax matters as part of operating expenses and includes any accrued interest and penalties, if any, in accrued expenses on the accompanying balance sheet.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, established a three-level hierarchy for fair value measurements that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The hierarchy level assigned to financial instruments recorded at fair value is based on the Company’s assessment of the transparency and reliability of the inputs used in the valuation of such instrument at the measurement date.

Level 1 – This level consists of quoted prices for identical assets or liabilities in active markets at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

Level 2 – This level consists of inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The valuation technique for the Company’s Level 2 assets is based on quoted market prices for similar assets from observable pricing sources at the reporting date.

Level 3 – This level consists of unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Lumliq2, LLC

Notes to the Financial Statements
The carrying values of cash, accounts receivable, net of allowance for credit losses, prepaid expense and other assets, accounts payable, accrued expenses and contract liabilities and customer deposits approximate fair value due to the short-term maturities of these instruments. No assets were adjusted to their fair values on a nonrecurring basis.

Business and Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains its cash with multiple financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2025, the Company did not have any accounts in excess of federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates.

Risks and Uncertainties

The Company is subject to risks and uncertainties as a result of continuing supply chain issues and rising inflation. Capital markets and economies worldwide have also been negatively impacted, and it has caused economic downturns or recessions in the U.S. and other markets. Such economic disruption could have a material adverse effect on the Company’s business. The ultimate impact on the Company’s operations and financial performance in future periods remains uncertain and will depend on future related developments, which are uncertain and cannot be predicted, but the Company does not anticipate any material impacts to its business, financial condition, results of operations, and/or cash flows in the year ended December 31, 2025.

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board (the FASB) or other standard-setting bodies and adopted by the Company as of a specified effective date. Management reviewed all significant recently issued accounting pronouncements and concluded that they are either not applicable to the Company’s business or that no material effect is expected on the financial statements as a result of future adoption.

3. Inventories, Net

Inventory, net at December 31, 2025, consisted of the following:

December 31, 2025
Finished goods	$65,283,435
Inventory reserve	-
Inventories, Net	$65,283,435

Lumliq2, LLC

Notes to the Financial Statements
4. Prepaid Expenses and Other Assets

Prepaid expenses and other assets at December 31, 2025, consisted of the following:

December 31, 2025
Prepaid expenses	$951,763
Other current assets	2,993,222
Prepaid Expenses and Other Assets	$3,944,985

5. Property and Equipment, Net

Property and equipment, net consist of the following:

December 31, 2025
Leasehold improvements	$582,719
Furniture, fixtures, and equipment	377,716
Computer hardware and software	614,801
Vehicles	434,260
2,009,496
Less: accumulated depreciation	(422,147)
Property and Equipment, Net	$1,587,349

Depreciation and amortization expense related to property and equipment for the year ended December 31, 2025 was $390,735.

6. Contract Liabilities and Customer Deposits

The opening and closing balances of the Company’s contract liabilities and customer deposits as of December 31, 2025, were as follows:

Balance as of December 31, 2024	$16,531,926
Decrease	(3,064,088)
Balance as of December 31, 2025	$13,467,838

Contract liabilities and customer deposits balance as of December 31, 2024 that was recognized as sales during the year ended December 31, 2025 amounted to $12,476,475.

The remainder of this page intentionally left blank.

Lumliq2, LLC

Notes to the Financial Statements
7. Accrued Expenses

Accrued expenses at December 31, 2025, consisted of the following:

December 31, 2025
Sales tax payable – U.S.	$1,412,471
Items received not recorded	2,386,253
Other accrued expenses	2,660,890
Accrued Expenses	$6,459,614

8. Intercompany Loan

F9 Brands, Inc., parent company of Lumliq 2, LLC, has a secured revolving line of credit for $60,000,000 from Bank of America with availability through October 1, 2026. The Company is a guarantor on this line of credit. In addition to the Company, three brother/sister companies are also guarantors on the F9 Brands line of credit. The interest rate on the revolving line of credit is a rate per year equal to the secured overnight financing rate (SOFR) (Adjusted Periodically) plus 1.80 percentage points and will be adjusted on the first day of every month (the Adjustment Date) and will remain fixed until the next Adjustment Date.

As of December 31, 2025, the F9 Brands line of credit had a balance of $46,500,000 with an interest rate of 5.67%.

9. Leases

Lessee Accounting

Operating leases are included in ROU asset - operating leases, current portion of operating lease liabilities, and operating lease liabilities, net of current on the balance sheet. Finance leases are included in ROU asset - finance leases, current portion of finance obligations, and finance lease obligations, net of current portion on the balance sheet.

Operating and finance lease assets and operating and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. For leases that do not provide an implicit rate, the Company uses an incremental borrowing rate available at the lease commencement date  based on the information available, including lease term, in determining the present value of future payments. The operating lease asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Operating lease expense is recognized on a straight-line basis over the lease term and reported as selling, general and administrative expense, and financing lease expense is recorded as selling, general and administrative expense and interest expense in the statement of operations.

The Company evaluated its ROU assets for impairment and concluded that no impairment charge was required as of December 31, 2025.

Lumliq2, LLC

Notes to the Financial Statements
The following table represents the assets and liabilities of the finance and operating leases:

December 31, 2025
Assets
Operating leases	ROU lease assets - operating leases	$50,130,159
Finance leases	ROU lease assets - finance leases	378,325
Total Lease Assets		$50,508,484
Liabilities
Current:
Operating	Current portion of operating lease liabilities	$15,464,346
Finance	Current portion of finance lease obligations	138,702
Non-current:
Operating	Operating lease obligations, net of current portion	34,987,374
Finance	Finance lease obligations, net of current portion	56,856
Total Lease Liabilities		$50,647,278

Finance lease assets are recorded net of accumulated depreciation of $75,665 as of December 31, 2025.

The components of the Company’s lease cost are as follows:

December 31, 2025
Lease Costs
Finance lease costs:
Amortization of ROU assets	Selling, general and administrative expenses	$75,665
Interest of lease liabilities	Interest expense	13,924
Operating lease costs	Selling, general and administrative expenses	20,862,539
Total Lease Costs		$20,952,128

Aggregate payments of lease liabilities subsequent to December 31, 2025 are as follows:

Year ending December 31
	Operating	Finance	Total
2026	$18,636,060	$143,274	$18,779,334
2027	14,159,128	20,319	14,179,447
2028	11,190,503	20,319	11,210,822
2029	7,897,812	20,319	7,918,131
2030	5,426,913	-	5,426,913
Thereafter	1,705,430	-	1,705,430
Total Lease Payments	59,015,846	204,231	59,220,077
Less: imputed interest and interest	8,564,126	8,673	8,572,799
Present Value of Lease Liabilities	$50,451,720	$195,558	$50,647,278

Lumliq2, LLC

Notes to the Financial Statements
The following table presents the weighted-average remaining lease term and discount rate:

December 31, 2025
Weighted-average remaining lease term - finance lease	1.80 years
Weighted-average remaining lease term - operating lease	4.39 years
Weighted-average discount rate - finance lease	6.15%
Weighted-average discount rate – operating lease	6.67%

10. Commitments and Contingencies

Legal Matters

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, such actions will not have a material effect on the Company’s financial condition or results of operations or cash flows.

11. Related Party Transactions

Leased Facilities

In 2025, 62 of the Company’s leases were with a related party owned by the member of the Company. Rent expense from these leases amounted to $4,205,802 for the year ended December 31, 2025.

Accounts Receivable

The Company provides goods sold to related parties in the normal course of business. Amounts due from related parties are included in accounts receivable, net of allowance for credit losses in the accompanying balance sheet. Accounts receivable from related parties totaled $32,933 as of December 31, 2025.

Accounts Payable

The Company purchases goods and/or services from related parties in the normal course of business. Amounts due to related parties are included in accounts payable in the accompanying balance sheet. Accounts payable to related parties totaled $914,290 as of December 31, 2025.

Shared Expenses

The Company shares payroll and benefit costs with related parties in the normal course of business. Amounts due to related parties for shared payroll and benefit costs are included in payroll expense in the accompanying statement of operations. As of December 31, 2025, amounts paid to related parties for shared payroll and benefit costs totaled $5,936,493.

12. Subsequent Events

On April 8, 2026, Bed Bath & Beyond Inc. announced that it has signed a Letter of Intent to acquire the equity interests and substantially all assets of F9 Brands, Inc., which owns and operates Cabinets To Go, Lumber Liquidators, Gracious Home / Thos. Baker, and Southwind Building Products for $150,000,000. The sale is expected to close in August 2026.

Lumliq2, LLC

Notes to the Financial Statements
Management has evaluated events and transactions that occurred between December 31, 2025 and July 31, 2026, which is the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.